Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bausch Health Companies Inc. of our report dated February 19, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Bausch Health Companies Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 7, 2020